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                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER


THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement"), is entered into as of January 9, 2001, by and between Mercury Air Group, Inc., a New York corporation ("Mercury New York"), and Mercury Air Group, Inc., a Delaware corporation ("Mercury Delaware").

WITNESSETH:

      WHEREAS, Mercury New York is a corporation duly organized and existing under the laws of the State of New York having at the date hereof authorized capital stock of 18,000,000 shares of common stock, par value $.01 per share ("New York Common Stock"), and 3,000,000 shares of preferred stock, par value $.01 per share ("New York preferred stock") which ____________ shares of New York common stock and shares of New York preferred stock are issued and outstanding; and

      WHEREAS, Mercury Delaware is a corporation duly organized and existing under the laws of the State of Delaware having at the date hereof authorized capital stock of 18,000,000 shares of common stock, par value $.01 per share ("Delaware Common Stock"),and 3,000,000 shares of preferred stock, par value $.01 per share ("Delaware preferred stock") of which 100 shares of Delaware common stock are issued and outstanding and held by Mercury New York and no shares of Delaware preferred stock are issued outstanding; and

      WHEREAS, Mercury New York desires to reincorporate into the State of Delaware by merging with and into Mercury Delaware with Mercury Delaware continuing as the surviving corporation in such merger, upon the terms and subject to the conditions herein set forth and in accordance with the laws of the State of Delaware.

      NOW, THEREFORE, in consideration of the premises and mutual agreements, provisions and covenants contained herein, and subject to the terms and conditions hereof, the parties hereto do hereby agree as follows:


                                    ARTICLE 1
                          PRINCIPAL TERMS OF THE MERGER

      Section 1.1. Merger of Mercury New York into Mercury Delaware. At the Effective Time of the Merger (as defined in Section 1.2 hereof), Mercury New York shall merge with and into Mercury Delaware in accordance with the New York Business Corporation Law (the "NYBCL") and the General Corporation Law of the State of Delaware (the "DGCL"). The separate existence of Mercury New York shall thereupon cease and Mercury Delaware shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware.

      Section 1.2. Effective Time of the Merger. The Merger shall become effective upon the date Certificate of Merger is filed by the Surviving Corporation with the Department of State of the State of New York pursuant to
Section 907(c)(2) of the NYBCL, or the date a Certificate of Ownership and Merger is filed by the Surviving Corporation with the Secretary of State of the State of Delaware pursuant to Section 253 of the DGCL whichever filing occurs last (such date being hereinafter referred to as the "Effective Time of the Merger").

      Section 1.3. Effects of the Merger. At the Effective Time of the Merger, the Merger shall have the effects specified in the NYBCL, the DGCL and this Merger Agreement.

      Section 1.4. Certificate of Incorporation. At the Effective Time of the Merger, the Certificate of Incorporation of Mercury Delaware as in effect immediately prior to the Effective Time of the Merger shall become the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with its terms and as provided by the DGCL.

      Section 1.5. Bylaws. At the Effective Time of the Merger, the Bylaws of Mercury Delaware as in effect immediately prior to the Effective Time of the Merger shall become the Bylaws of the Surviving Corporation until duly amended in accordance with their terms and as provided by the DGCL.

      Section 1.6. Directors and Officers. At the Effective Time of the Merger, the directors and officers of

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Mercury New York in office at the Effective Time of the Merger shall retain their positions as the directors and officers, respectively, of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation and the DGCL, until his or her successor is duly elected or appointed and shall qualify, or until his or her earlier death, incompetency or removal.


                                    ARTICLE 2
                      CONVERSION AND CANCELLATION OF STOCK

      Section 2.1. Conversion. At the Effective Time of the Merger, each share of New York Common Stock issued and outstanding immediately prior to the Effective Time, shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one share of Delaware Common Stock. At the Effective Time, each option and warrant to purchase shares of New York Common Stock outstanding immediately prior to the Effective Time shall be automatically converted into options and warrants to acquire an equal number of shares of Delaware Common Stock.

      Section 2.2. Cancellation. At the Effective Time of the Merger, each share of Delaware Common Stock issued and outstanding immediately prior to the Effective Time of the Merger and held by Mercury New York shall be canceled without any consideration being issued or paid therefor.

      Section 2.3. Exchange of Certificates. At any time on or after the Effective Time of the Merger, the holders of New York Common Stock will be entitled, upon surrender of such certificates to the Surviving Corporation, to receive in exchange therefor one or more new stock certificates evidencing ownership of the same number of shares of Delaware Common Stock. If any certificate representing shares of Delaware Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate or other writing so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Surviving Corporation or its transfer agent any transfer or other taxes required by reason of the issuance of a certificate representing shares of Delaware Common Stock in any name other than that of the registered holder of the certificate surrendered, or otherwise required, or shall establish to the satisfaction of the transfer agent that such tax has been paid or is not payable.


                                    ARTICLE 3
                                   CONDITIONS

      Consummation of the Merger is subject to the satisfaction at or prior to the Effective Time of the Merger of the following conditions:

      Section 3.1. Approval. This Merger Agreement and the Merger shall have been adopted and approved by Mercury New York in the manner provided in Section 905 of the NYBCL and by Mercury Delaware in the manner provided in Section 253 of the DGCL.

      Section 3.2. Third Party Consents. The parties shall have received all required consents to and approvals of the Merger.


                                   ARTICLE 4
                                 MISCELLANEOUS

      Section 4.1. Amendment. This Merger Agreement may be amended, modified or supplemented, in whole or in part, at any time prior to the Effective Time of the Merger with the mutual consent of the Board of Directors of Mercury New York and the Board of Directors of Mercury Delaware to the full extent permitted under applicable law.

      Section 4.2. Termination. This Merger Agreement may be terminated at any time prior to the Effective Time of the Merger by either the Board of Directors of Mercury New York or the Board of Directors of

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Mercury Delaware, without any action of the stockholders of Mercury New York or
Mercury Delaware, notwithstanding the approval of this Merger Agreement by the stockholders or Boards of Directors of either Mercury New York or Mercury Delaware.

      Section 4.3. Necessary Actions, etc. If at any time after the Effective Time of the Merger, the Surviving Corporation shall consider that any assignments, transfers, deeds or other assurances in law are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to any property or rights of Mercury New York, Mercury New York and its directors and officers at the Effective Time of the Merger shall execute and deliver such documents and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation, and the officers and directors of the Surviving Corporation are fully authorized in the name of Mercury New York or otherwise to take any and all such action.

      Section 4.4. Counterparts. This Merger Agreement may be executed in any number of counterparts, all of which shall be considered to be an original instrument.

      Section 4.5. Governing Law. This Merger Agreement shall be construed in accordance with the laws of the State of Delaware.

      IN WITNESS WHEREOF, the parties to this Merger Agreement have executed this Merger Agreement on and as of the day first written above.

                                        MERCURY AIR GROUP, INC.,
                                        a New York corporation


                                        By:
                                             Joseph A. Czyzyk
                                             President and Chief Executive
                                             Officer




                                        MERCURY AIR GROUP, INC.,
                                        a Delaware corporation


                                        By:
                                              Joseph A. Czyzyk
                                              President and Chief Executive
                                              Officer